As  filed  with  the  Securities  and  Exchange
Commission  on  July 26,  2000.

                                             Registration Statement No. ________
-  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                 - - - - - - - - - - - - - - - - - - - - - - - -
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                     THE SECURITIES ACT OF 1933, AS AMENDED
                      - - - - - - - - - - - - - - - - - - -

                             RALSTON PURINA COMPANY
             (Exact name of registrant as specified in its charter)

     Missouri                                               43-0470580
(State  or  other  jurisdiction of                          (I.R.S. Employer
incorporation  or  organization)                            Identification No.)

Checkerboard  Square,  St.  Louis,  MO                          63164
(Address  of  principal  executive  offices)                    (Zip Code)

                             RALSTON PURINA COMPANY
                             SAVINGS INVESTMENT PLAN
                            (Full title of the plan)
               - - - - - - - - - - - - - - - - - - - - - - - - - -

      Nancy E. Hamilton, Esq., Vice President, Secretary and Senior Counsel
                             RALSTON PURINA COMPANY
                               Checkerboard Square
                            St. Louis, Missouri 63164
                     (Name and address of agent for service)
              Telephone Number of agent for service: (314) 982-2296


                         CALCULATION OF REGISTRATION FEE


                                                   Proposed
Title Of Securities                  Proposed      Maximum
To Be Registered     Amount To Be    Maximum       Aggregate      Amount Of
    (1)               Registered     Offering      Offering   Registration Fee
                                  Price Per Share
                                         (3)
Ralston  Purina
Common  Stock
$.10 par value        5,000,000      $19.78125     $98,906,250    $26,111.25
    (2)



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)     Includes  one  attached  Common  Stock  Purchase  Right  per  share.
(3) Under Rule 457 (c) and (h), the registration fee was based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 20, 2000.

PART  I

The Section 10 (a) prospectus relating to the Savings Investment Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

PART  II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference.

     The following documents filed with the Commission (File No. 1-4582) by Ralston Purina Company (hereinafter the "Registrant") are incorporated by reference:

(i)     Annual  Report  on  Form  10-K  for  the  year ended September 30, 1999,

(ii) Quarterly Reports on Form 10-Q for the periods ended December 31, 1999 and March 31, 1999,

(iii) Current Reports on Form 8-K dated February 18, 2000, April 14, 2000, and July 25, 2000,

(iv) Annual Report on Form 11-K for the Plan for the fiscal year ended December 31, 1999, and

(v) The description of the Registrant's shares of common stock, including the Rights related to the shares as set forth in the First Amended Rights Agreement dated as of May 28, 1998 between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, contained in the Registrant's Form 8-A Registration Statements under the Securities Exchange Act of 1934, filed on March 29, 1996, as amended
        January 21, 1999, including any amendments or reports filed for the purpose of updating such information.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item  4.     Description  of  Securities.

     The Registrant's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item  5.     Interests  of  Named  Experts  and  Counsel.

     The validity of the issuance of the securities and obligations being registered has been passed upon for the Registrant by Nancy E. Hamilton, Vice
President, Secretary and Senior Counsel for the Registrant. Ms. Hamilton is paid a salary by the Registrant and participates in various employee benefit plans offered to employees generally, including the Ralston Purina Company Savings Investment Plan, as well as in plans offered to a limited number of key employees. Ms. Hamilton directly and beneficially owns shares of the Registrant's common stock, holds options to purchase additional shares of common stock, and holds restricted shares of common stock. Additionally, shares of the Registrant's common stock are allocated to Ms. Hamilton's account under the Ralston Purina Company Savings Investment Plan.

     The financial statements incorporated in this Registration Statement by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP has served as independent accountant to the Registrant since 1955, and has no equity or other interest in Registrant.

Item  6.  Indemnification  of  Directors  and  Officers.

     Under the terms of Section 351.355 of the Missouri General and Business Corporation Law ("GBCL") and the Registrant's Restated Articles of
Incorporation, the Registrant must indemnify any person who is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Registrant) by reason of the fact that he or she is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. As permitted by the Registrant's Restated Articles, the Registrant has entered into contracts with each of its directors and certain officers guaranteeing the indemnification provisions stated in the Restated Articles and providing for advancement to such individuals of legal fees and other expenses necessary in defending against such actions, proceedings or claims.

     The Registrant has directors' and officers' insurance which protects each director and officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals in certain situations than may be required by the provisions of
Section  351.355  or  the  Registrant's  Restated  Articles  of  Incorporation.

     The foregoing represents a summary of the general effect of Missouri law and the Registrant's Restated Articles of Incorporation for purposes of general description only. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the Missouri GBCL, the Registrant's Restated Articles of Incorporation and its pertinent insurance contracts.

Item  7.  Exemption  from  Registration  Claimed.

     Not  Applicable.

Item  8.  Exhibits.

     Exhibit  4.1   Ralston  Purina  Company  Savings  Investment  Plan.

     Exhibit  4.2   Ralston  Purina Retirement  Plan.

     Exhibit 5 Opinion of Nancy E. Hamilton, Vice President, Secretary and Senior Counsel.

     Exhibit  23    Consent  of  Independent Accountants.

     Exhibit  24    Power  of  Attorney  (included  in  Signature  Page).

Item  9.  Undertakings.

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

     (iii) to include any material information with respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted with respect to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, as of the 19th day of July, 2000.



                         RALSTON  PURINA  COMPANY


                         By:  /s/ W. Patrick McGinnis
                              -----------------------
                              W. Patrick McGinnis
                              Chief  Executive  Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley M. Rea, Nancy E. Hamilton and Charles S. Sommer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities described as of July 24, 2000.


SIGNATURE                                   TITLE
---------                                   -----


/s/ William P. Stiritz                      Chairman of the Board
-----------------------------
William P. Stiritz




/s/ W. Patrick McGinnis                     Director and Chief Executive
-----------------------------               Officer and President
W. Patrick McGinnis



/s/ James R. Elsesser                       Vice President, Chief
-----------------------------               Financial Officer and
James R. Elsesser                           Treasurer


/s/ Anita M. Wray                           Vice President and
-----------------------------               Controller
Anita M. Wray


/s/ David R. Banks                          Director
-----------------------------
David R. Banks


/s/ John H. Biggs                           Director
-----------------------------
John H. Biggs


/s/ Donald Danforth, Jr.                    Director
-----------------------------
Donald  Danforth,  Jr.


/s/ William H. Danforth                     Director
-----------------------------
William  H.  Danforth


/s/ David C. Farrell                        Director
-----------------------------
David  C.  Farrell

SIGNATURE                                   TITLE
---------                                   -----



/s/ M. Darrell Ingram                       Director
------------------------------
M.  Darrell  Ingram


/s/ Richard A. Liddy                        Director
------------------------------
Richard  A.  Liddy


/s/ John F. McDonnell                       Director
------------------------------
John  F.  McDonnell


/s/ Katherine D. Ortega                     Director
------------------------------
Katherine  D.  Ortega


/s/ Ronald L. Thompson                      Director
------------------------------
Ronald  L.  Thompson




     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Ralston Purina Company Savings Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of the 19th day of July, 2000.


                              RALSTON  PURINA  COMPANY,
                              as  Plan  Administrator



                         By:     /s/ W. Patrick McGinnis
                                 -----------------------------
                                 W. Patrick McGinnis
                                 Chief  Executive  Officer

                                  EXHIBIT INDEX


Exhibits
----------

4.1    Ralston Purina Company Savings Investment Plan

4.2    Ralston Purina Retirement Plan

5 Opinion of Nancy E. Hamilton, Vice President, Secretary and Senior Counsel

23     Consent  of  Independent  Accountants
        (provided  electronically)

24     Power of Attorney (included in Signature Page)